Comstock Mining Announces Third Quarter 2019 Results;
Positive Q3 Net Income, Record Lowest Costs and Continued Debt Reduction

Virginia City, NV (October 29, 2019) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced selected unaudited financial results for the fiscal quarter ended September 30, 2019.

Third Quarter 2019 Selected Strategic Highlights

•	Amended the Lucerne sale agreement with Tonogold, with closing scheduled on November 10;

o	Values Lucerne over $24 million ($11.5 million cash; $5.5 million stock, $7 million liabilities);

o	Reduces operating expenses by over $2 million per annum;

o	Retains a 1.5% NSR Royalty.

•	Agreed to sell Silver Springs non-mining assets for $10.1 million;

•	Leased the Occidental Lode and other mineral claim targets with near-term exploration plans;

•	Advanced Mercury Clean Up LLC, a mercury remediation, clean technology growth venture; and

•
Facilitated the launch of an independent, qualified opportunity zone fund, Sierra Springs Opportunity Fund Inc., whose wholly-owned qualified opportunity zone business, Sierra Springs Enterprises Inc., has:

o	Secured Lyon County approval for acquiring the Silver Springs Regional Airport;

o	Secured and escrowed new agreements for acquiring Comstock’s non-mining Property;

o	Secured and escrowed 150,000 square foot, state-of-the-art manufacturing and processing facility;

o	Secured an option on approximately 2,000 acres of land and 1,500 acre-feet of water rights;

o	Secured high quality water rights from a Tahoe-sourced water spring; and

o	Consolidated the aforementioned properties and water rights in a qualified opportunity zone.

•	Hired Juan Carlos (“JC”) Giron, Jr., as President & CFO, accelerating Comstock’s strategic plans.

Selected Financial Highlights for the three-months ended September 30, 2019

•
Total costs and expenses were $0.8 million for three-months ended September 30, 2019, compared to $1.6 million for the comparable 2018 period, a savings of 46%, from reductions in every expense category;

•
Net income was $0.4 million, or $0.00 income per share for three-months ended September 30, 2019, as compared to net loss of $2.0 million, or ($0.03) loss per share for the comparable 2018 period, primarily from the lower costs and expenses and other income (expense), net, of $1.4 million, that includes $2.2 million of income from the cancellation of the prior Tonogold share option agreement;

•
Investments in Tonogold Preferred Shares were valued at $5.65 million and cash and cash equivalents were $0.3 million, both at September 30, 2019, with an additional $0.8 million in cash received through October 28, 2019, from non-refundable deposits and reimbursement payments made by Tonogold; and

•
Senior Secured Debenture was $6.4 million at September 30, 2019, a reduction of 28% as compared to $8.9 million at December 31, 2018. The Debenture was further reduced to $5.9 million at October 28, 2019.

•	Common shares outstanding at September 30, 2019, and October 28, 2019, were 116,230,203 and 126,970,215 shares, respectively.

Selected Financial Highlights for the nine-months ended September 30, 2019

•
Total costs and expenses were $3.9 million for nine-months ended September 30, 2019, compared to $5.4 million for the comparable 2018 period, a savings of 28%, with improvement in most expense categories;

•
Net loss was $3.5 million, or ($0.04) loss per share for nine-months ended September 30, 2019, as compared to net loss of $6.9 million, or ($0.13) loss per share for the comparable 2018 period, primarily from the lower costs and expenses and other income, net, of $1.1 million, that includes $2.2 million of income from the cancellation of the prior Tonogold share option agreement;

•
Net cash used in operating activities was $2.3 million for the nine months ended September 30, 2019, as compared to net cash used in operating activities of $3.5 million for the nine months ended September 30, 2018, a decrease of $1.2 million, resulting primarily from decreases in net costs from reimbursements;

•
Net cash provided by investing activities for the nine months ended September 30, 2019, was $1.7 million, primarily relating to $3.9 million of deposits on the sale of the Lucerne mine properties to Tonogold, partially offset by $1.1 million for the purchase of DTSS and related land deposits, $0.4 for the investments in Mercury Clean Up LLC and, $0.2 for the investments in the Sierra Springs Opportunity Fund.

•
Net cash provided by financing activities for the nine months ended September 30, 2019, was $0.4 million, comprised of net proceeds of $3.6 million from the sale of common shares offset by the pay-down of $3.2 million in long-term debt.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “Our focus on realigning and transforming the Company and its balance sheet is finally coming to fruition. We have now received over $4.25 million in non-refundable cash deposits and $5 million in stated stock for the Lucerne sale, signed new agreements to sell our Silver Springs properties for over $10 million and launched a globally-focused mercury remediation business with world-class technology and experience all while continuing to lower our net operating costs.”

Corporate Realignment
During the first quarter of 2019, the Company’s Board of Directors approved a transformational strategy focused on high-value, cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, metals exploration, engineering, resource development, economic feasibility assessments, mineral production, metal processing and related ventures of environmentally-friendly, and economically enhancing mining technologies.

The Company advanced the Strategic Focus by facilitating the formation of a qualified opportunity zone fund named Sierra Springs Opportunity Fund Inc. and Sierra Springs Enterprises Inc., its qualified opportunity zone business. Sierra Springs Enterprises, Inc. has formally agreed to acquire Comstock’s non-mining assets and has also secured over a dozen independent projects, including the development of the Silver Springs Airport, a centrally located regional airport, the acquisition of certain exceptionally well located and adjacent lands and water rights, and the rights to a number of conservation-based, non-mining businesses. These businesses include a Tahoe-based, high pH spring water, an agricultural-ready manufacturing and processing facility and a business to manufacture and sell a totally compostable green bottle and caps, designed to displace single-use petroleum-based plastics.
Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “Our focus on realigning and transforming the Company is accelerating, especially with the addition of JC to our team. Our goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our platform.”

Comstock Corporate Realignment

Comstock Processing LLC and Mercury Clean Up LLC
During 2019, Comstock and Comstock Processing LLC, the wholly-owned subsidiary that owns all of the property, plant, equipment and permits for the Crushing, Agglomerating, Leaching, Merrill Crowe Processing, Mercury Retort, Refining and Metallurgical operations located at 1200 American Flat, Virginia City, NV, entered into a definitive agreement with Mercury Clean Up LLC (“MCU”), in collaboration with Oro Industries Inc. (“Oro”), for the manufacture and global deployment of mercury remediation systems with proprietary mechanical, hydro, electro-chemical and oxidation processes to reclaim, treat and remediate mercury from soils, waste and tailings.

MCU has the exclusive, world-wide rights to four patentable technologies and equipment that we believe will demonstrate feasible, economic mercury remediation. Comstock provides the platform for testing the mercury remediation system, and MCU will conduct the trials that prove scalable feasibility. MCU plans to deploy the solution globally and is working on at least one major, international remediation project. Comstock’s award-winning mercury reclamation experience coupled with MCU’s technology and processing know-how positions a new, global growth opportunity consistent with the Company’s Strategic Focus and cash-generating growth plans.

Comstock Exploration & Development (100% owner of Dayton Resource and Spring Valley Exploration Areas)
For the Dayton resource, Comstock previously discovered a newly recognized, mineralized, cross-cutting shear zone. An assay sample of the material identified three feet of 0.246 ounces per ton (OPT) gold and 3.553 OPT silver. Sampling was expanded and exposed another 90.8 feet of mineralized shear zone, beginning deep inside the Dayton adit. This overall sampling program identified precious metals averaging 0.043 OPT gold and 0.404 OPT silver for the entire zone, including 7.5 feet averaging 0.121 OPT gold and 0.753 OPT silver. The Company is proceeding to publish a separate NI 43-101 compliant, updated technical report for the Dayton resource that supports the subsequent scope of publishing a Preliminary Economic Assessment (“PEA”) for the Dayton project.
The Company is also continuing its exploration activities southerly into Spring Valley with plans for incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that together are expected to lead to publishing an updated, NI 43-101 compliant, mineral resource estimate for the Dayton Project and the expanded opportunities.

Comstock Northern Exploration LLC (Occidental Lode and Other Northern Target Mineral Claims)

Tonogold has commenced further analysis of our northern targets that we believe is extraordinary, correlating historical data with modern geological assessments and creating a larger exploration opportunity. Accordingly, the Company signed a new mineral lease with Tonogold that commits Tonogold to a minimum of $5 million towards the exploration of Comstock’s northern mineral claims and an additional minimum of $5 million for exploration and economic feasibility development, while eliminating the Company’s related maintenance costs and retaining the Company’s rights to a 1.5-3.0% NSR royalty. The Company believes this will accelerate the development of its northern targets and enhance the value of its mineral property portfolio and royalty package.

Comstock Mining LLC (100% owner of the Lucerne Resource Area)
Comstock’s collaborative efforts with Tonogold have evolved extensively during 2019, resulting in an enhanced sales agreement that immediately values Lucerne at more than $24 million ($11.5 million in cash, $5.5 million in stock and over $7 million in assumed liabilities) plus a 1.5% NSR royalty on Lucerne’s future production while already delivering over $2 million in annualized savings. The Company has received non-refundable cash deposits of $4.25 million through October 28, 2019. The Company’s recent agreement requires additional cash payments at closing of $3.325 million, bringing total cash payments to over $7.5 million, providing Tonogold a majority membership interest of 50.3% in Comstock Mining LLC. The remaining $3.95 million in cash owed represents a secured obligation of Tonogold with scheduled monthly payments of at least $650 thousand each due starting in January 2020, through June 2020. Once fully paid, Tonogold will own 100% of Comstock Mining LLC.

Comstock also terminated the previous option agreement, resulting in prior option payments of $2.2 million being recorded as income for the third quarter ending September 30, 2019.

Sierra Springs Opportunity Zone Fund Inc. and Sierra Springs Enterprises Inc.
Last year, the U.S. Treasury confirmed that all of Storey County, NV, and significant parts of Silver Springs, NV, had been certified as Qualified Opportunity Zones. We are actively engaged in plans to enhance our mining and non-mining assets and core competencies in these locations, including an expanded land, water and technology portfolio, to maximize the value of our platform, first and foremost by selling our non-mining assets.

Sierra Springs Opportunity Fund Inc. was formed to capitalize on the extraordinary, explosive growth of high-tech industries in northern Nevada and its qualified zones and has already secured the rights to thousands of developable acres of land and more, including an agreement to purchase Comstock’s Silver Springs properties and water rights, all within the immediate proximity of the Tahoe Reno Industrial (TRI) Center and its over 100 businesses.

Comstock will passively own approximately 9.5% of the Sierra Springs Opportunity Fund Inc. Mr. De Gasperis and a diverse team of qualified financial, capital markets, real estate and operational professionals will govern, lead and manage the fund, its investments and operations. The fund owns 100% of Sierra Springs Enterprises Inc., a qualified opportunity zone business (the “QOZ-B”), that has secured and consolidated the rights mentioned above, all located in northern Nevada.

Outlook
The Company’s 2020 gross operating expenses are planned at approximately $4.0 million, excluding depreciation and discretionary exploration expenses. As of June 1, 2019, the Company has been and expects to continue receiving monthly reimbursements from Tonogold totaling approximately $2.2 million for the full year 2020, resulting in net operating expenses of approximately $2.8 million. The Company plans on eliminating its debt through announced asset sales, and does not expect any interest expense for the full year 2020.

During 2019, total gross operating expenses are expected at approximately $5.0 million, with Tonogold reimbursements expected at $1.6 million for the full year, plus $0.3 million in interest reimbursements for 2019.

For the remainder of 2019, Comstock’s plans include advancing the commercialization of MCU’s mercury remediation processing technologies. Oro has commenced manufacturing the 2-to-25 ton per hour mercury recovery plant and recently completed the critical “reverse-helix spiral concentrator” component of the system. The entire system will be mounted on three separate trailers and will be set up on the Company’s fully contained, double-lined processing area during the fourth quarter with an expected start date in January 2020. MCU will also identify sample locations within the Carson River Mercury Superfund Site (“CRMSS”) that will be sampled per an EPA-approved and updated Sampling and Analysis Plan (“SAP”). Once suitable sites have been identified, bulk samples will be extracted and transported to the MCU mercury remediation system located at the Company’s American Flat processing facility. MCU has also ordered the 200 gallon-per-minute dissolved air flotation (“DAF”) water treatment plant, also scheduled for delivery in December 2019.

The Company plans on commencing trial operations in January 2020, to validate and fine-tune MCU’s process, which has the potential for reclamation and remediation of its existing properties, enhance the values of, and potential economic feasibilities for, these properties and present new global growth opportunities in mercury remediation by demonstrating MCU’s technological effectiveness and efficiency.

During the fourth quarter of 2019, the Company expects to close on the agreed upon sale of certain non-mining assets located in Silver Springs, NV, to Sierra Springs Enterprises Inc., for total net proceeds of $10.1 million. The agreements were signed in September 2019, with deposits currently in escrow. The Company also expects to close on the sale of 50.3% of the membership interest in Comstock Mining LLC, owner of the Lucerne properties, after receiving an additional $3.625 million in cash from Tonogold in October 2019. The agreement allows them to earn up to 100% of Comstock Mining LLC, after receiving an additional $3.95 million in installment payments in 2020.

The Dayton resource area is the Company’s top wholly-owned exploration and mine development target. The Company is developing a completely new geological interpretation for an updated resource estimate. The new geological interpretation is also being used to design phased drilling programs with higher potential for additional mineral resources. The Company plans to issue a new, stand-alone Dayton resource technical report, followed by a preliminary economic assessment in the fourth quarter 2020.

Mr. Corrado De Gasperis, concluded, “The benefits and value being positioned with MCU, Dayton, Spring Valley, Tonogold and the Sierra Springs Opportunity Fund and all of our strategic ventures will be showcased during our annual meeting, scheduled for November 12, 2019, at the Gold Hill Hotel in Gold Hill, Nevada. We look forward to overviewing our strategy, execution plans and introducing our shareholders to our partners and other stakeholders.”

Conference Call
The Company will host a conference call today, October 29, 2019, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  The dial-in telephone number for the live audio is as follows:
Toll Free: 1-800-367-2403
Conference ID: 2091975

The audio will be available, usually within 24 hours of the call, on the Company website:
ComstockMining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:

Comstock Mining Inc.
P.O. Box 1118
Virginia City, NV 89440
ComstockMining.com

Corrado De Gasperis
Executive Chairman & CEO
Tel (775) 847-4755
degasperis@comstockmining.com

Zach Spencer
Director of External Relations
Tel (775) 847-5272 ext.151
questions@comstockmining.com

COMSTOCK MINING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$276,649	$488,657
Assets held for sale, Net	6,902,600	5,363,403
Prepaid expenses and other current assets	5,232,119	2,712,202
Total current assets	12,411,368	8,564,262

MINERAL RIGHTS AND PROPERTIES, Net	5,690,885	7,205,081
PROPERTIES, PLANT AND EQUIPMENT, Net	8,197,249	9,742,120
RECLAMATION BOND DEPOSIT	2,680,347	2,622,544
RETIREMENT OBLIGATION ASSET	152,456	203,274
INVESTMENT IN PREFERRED SHARES	5,650,000	—
OTHER ASSETS	625,149	274,444

TOTAL ASSETS	$35,407,454	$28,611,725

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$806,215	$405,146
Accrued expenses and other liabilities	1,274,839	1,674,733
Deferred liabilities	9,915,596	—
Long-term debt– current portion	323,415	309,843
Total current liabilities	12,320,065	2,389,722

LONG-TERM LIABILITIES:
Long-term debt	6,618,823	8,857,870
Long-term reclamation liability	7,048,203	7,441,091
Other liabilities	531,416	538,140
Total long-term liabilities	14,198,442	16,837,101

Total liabilities	26,518,507	19,226,823

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.000666 par value, 50,000,000 shares authorized; no shares issued and/or outstanding at September 30, 2019, and December 31, 2018	—	—
Common stock, $.000666 par value, 790,000,000 shares authorized, 116,230,203 and 75,338,273 shares issued and outstanding at September 30, 2019, and December 31, 2018, respectively	77,409	50,175
Additional paid-in capital	244,422,620	241,419,897
Accumulated deficit	(235,611,082)	(232,085,170)

Total stockholders’ equity	8,888,947	9,384,902

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,407,454	$28,611,725

COMSTOCK MINING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Revenue - mining	$—	$—	$—	$—
Revenue - real estate	48,350	32,281	130,132	83,946
Total revenues	48,350	32,281	130,132	83,946

COSTS AND EXPENSES
Costs applicable to mining revenue	318,537	717,155	1,329,322	2,174,618
Real estate operating costs	8,651	12,887	31,362	29,858
Exploration and mine development	109,189	241,902	576,594	700,088
Mine claims and costs	(324,027)	(291,602)	(36,172)	(20,346)
Environmental and reclamation	30,590	88,612	(278,784)	208,866
General and administrative	697,793	801,157	2,322,428	2,355,320
Total costs and expenses	840,733	1,570,111	3,944,750	5,448,404

LOSS FROM OPERATIONS	(792,383)	(1,537,830)	(3,814,618)	(5,364,458)

OTHER INCOME (EXPENSE)
Interest expense	(179,588)	(340,548)	(822,632)	(1,054,775)
Other income (expense)	1,358,868	(166,732)	1,111,338	(526,113)
Total other income (expense), net	1,179,280	(507,280)	288,706	(1,580,888)

LOSS BEFORE INCOME TAXES	386,897	(2,045,110)	(3,525,912)	(6,945,346)

INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$386,897	$(2,045,110)	$(3,525,912)	$(6,945,346)

Net loss per common share – basic and diluted	$0.00	$(0.03)	$(0.04)	$(0.13)

Weighted average common shares outstanding — basic and diluted	100,062,905	58,531,058	87,482,183	54,755,753

COMSTOCK MINING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(3,525,912)	$(6,945,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and depletion	1,573,236	2,468,817
(Reduction) accretion of reclamation liability	(392,888)	17,233
Gain on sale of properties, plant, and equipment	(3,125)	(26,000)
Amortization of debt discounts and issuance costs	174,254	282,708
Net loss on early retirement of long-term debt	284,647	164,751
Payment-in-kind interest expense	470,246	437,852
Cancellation of Tonogold share option	(2,200,000)	—
Change in make-whole liability with Pelen, LLC	46,591	369,000
Change on make-whole liability - MCU	370,750	—
Mark to market Tonogold preferred shares	332,263	—
Preferred shares issuance expense	432,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(72,515)	(775,311)
Accounts payable	401,069	24,633
Accrued expenses and other liabilities	(173,127)	484,443
NET CASH USED IN OPERATING ACTIVITIES	(2,282,511)	(3,497,220)
INVESTING ACTIVITIES:
Proceeds from principal payment on note receivable	396	376
Proceeds from sale of mineral rights and properties, plant, and equipment	3,125	26,000
Proceeds from deposits on Membership Interest Purchase Agreement	3,925,000	—
Purchase of mineral rights and properties, plant and equipment	(1,635,000)	(1,055,631)
Investment in Sierra Springs Opportunity Fund	(225,000)	—
Investment in Mercury Clean Up LLC	(350,000)	—
Change in reclamation bond deposit	(57,803)	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,660,718	(1,029,255)
FINANCING ACTIVITIES:
Principal payments on long-term debt	(3,154,622)	(2,000,631)
Proceeds from the issuance of share option with Tonogold	—	2,000,000
Proceeds from the issuance of common stock	3,835,867	3,783,442
Common stock issuance costs	(271,460)	(84,276)
NET CASH PROVIDED BY FINANCING ACTIVITIES	409,785	3,698,535
DECREASE IN CASH AND CASH EQUIVALENTS	(212,008)	(827,940)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	488,657	2,066,718
CASH AND CASH EQUIVALENTS, END OF PERIOD	$276,649	$1,238,778

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$66,854	$99,092
		(Continued)

COMSTOCK MINING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Supplemental disclosure of non-cash operating, investing and financing activities:
Receipt of preferred shares of Tonogold	$5,650,000	$—
Advance payment received on Membership Interest Purchase Agreement	$5,982,263	$—
Issuance of common stock for mineral lease	$482,500	$—
Issuance of common stock to pay for common stock issuance costs	$—	$245,000
Issuance of common stock (in advance) to purchase Pelen membership interest	$—	$585,000
Issuance of common stock (in advance) to purchase MCU membership interest	$751,050